CSW International, Inc.
                           Consolidated Balance Sheet
                               September 30, 1997
                                   (Unaudited)

ASSETS                                                         (thousands)
Fixed Assets
       Electric distribution plant                               $1,366,584
       General plant                                                303,619
                                                                -----------
             Total Electric Plant                                 1,670,203
       Less - Accumulated depreciation                              613,325
                                                                -----------
             Total Fixed Assets                                   1,056,878

Current Assets
       Cash and cash equivalents                                    201,093
       Short-term investments                                        11,528
       Accounts receivable                                          208,749
       Advances to affiliates                                        91,179
       Inventories                                                   30,716
       Other current assets                                          44,220
                                                                -----------
             Total Current Assets                                   587,485

Other Assets
       Goodwill                                                   1,404,586
       Prepaid benefit costs                                         57,885
       Equity investments and other                                 108,418
                                                                -----------
             Total Other Assets                                   1,570,889

             Total Assets                                        $3,215,252
                                                                ===========

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                                      $1
       Paid-in capital                                              829,000
       Retained earnings                                             (5,998)
       Foreign currency translation and other                        28,392
                                                                -----------
                                                                    851,395
                                                                -----------

       Long-term debt                                             1,097,388

Current Liabilities
       Accounts payable                                             284,688
       Advances from affiliates                                     242,912
       Accrued interest payable                                      53,519
       Loan notes                                                    65,174
       Accrued taxes payable                                        230,050
       Customer prepayments                                          10,872
       Other                                                         30,453
                                                                -----------
                                                                    917,668
Deferred Credits
       Deferred tax liability                                       256,857
       Other                                                         91,944
                                                                -----------
             Total Deferred Credits                                 348,801
                                                                -----------

             Total Capitalization and Liabilities                $3,215,252
                                                                ===========